Exhibit 99.1

Randall Appel

rsalty@hotmail.com

November 7, 2011

The Board of Directors

Alto Group Holdings, Inc.

700 West Hillsboro Blvd.

Building 3, Suite 207

Deerfield Beach, FL 33441

Gentlemen:

At your request, on or about September 19, 2011, I was appointed President, Chief Executive Officer and a director of Alto Group Holdings, Inc. (the “Company”).

It has come to my attention that Mark Klok, a director of the Company, has purportedly terminated my status as President and Chief Executive Officer of the Company, and has purportedly removed me as a director of the Company. Please be advised that any such termination and/or removal violated Nevada law and the rules of the United States Securities and Exchange Commission (“SEC”) because:

  No valid meeting of the Board of Directors was called under Nevada law and, therefore, the Board did not have authority to act;
  The removal of a director requires the affirmative vote of 66% of the voting stock of the Company;
  The undersigned holds a valid voting proxy covering over 50% of the issued and outstanding voting stock of the Company; and
  The Company is not permitted to act by a vote of shareholders in the absence of the filing of a proxy statement or information statement with the SEC, and no such document has been filed by the Company.

Therefore, the actions that purportedly terminated my status as President, Chief Executive Officer and a director of the Company were illegal and are not recognized as valid.

On or about October 17, 2011, I directed the commencement of an internal investigation on behalf of the Company, to, among other things, (a) review and investigate the financial transactions to which the Company is a party and corporate authorization therefor, (b) review the Company’s books and records to determine whether or the extent to which previously filed unaudited interim financial statements and/or audited annual financial statements may continue to be relied upon, (c) determine whether any of such financial statements will require restatement and (d) review the Company’s control and procedures to determine what remedial actions will be necessary in order to correct the deficiencies that my initial review has uncovered, as well as those that a full investigation reveal.

Inasmuch as the internal investigation had just commenced and I was not able to verify the accuracy of the statement contained in the draft Form 10-Q for the period ended August 31, 2011 (a) I did not manually sign the Company’s Form 10-Q for the period ended August 31, 2011 or related Certifications contained therein prior to filing with the SEC, and (b) I specifically instructed Chene Gardner (the Company’s Chief Financial Officer) and Ken Denos (general counsel to the Company) not to file the Form 10-Q with the SEC. Notwithstanding my instructions, Chene Gardner caused the filing of the Form 10-Q for the period ended August 31, 2011 with the SEC on October 20, 2011.

In connection with the Company’s internal investigation, I subsequently learned from the Company’s banking records that, among other things:

  The Company’s expenditure of funds raised by the Company in a private placement is inconsistent with the stated use of proceeds;
  Funds appear to have been paid in connection with improper transactions not in furtherance of the Company’s business operations; and
  Some or all of the transactions in question involve the payment of Company funds to officers, directors and agents of the Company, and/or their associates and members of their immediate families.

In connection with the internal investigation, I requested that Mark Klok (a director of the Company), Chene Gardner (Chief Financial Officer of the Company) and Ken Denos (General Counsel to the Company), provide me with copies of all of the Company’s books and records in their possession or control. Not only were the copies not provided, but I am in receipt of emails from Mark Klok directing that all Company documents be provided to Mr. Klok, and be delivered to Mr. Klok at his home address.

It is clear that Mr. Klok is seeking to control the activities for which I was engaged, and is deliberately seeking to frustrate the investigation that I have determined is necessary in order to protect the Company and its shareholders from further impropriety. It is my belief that the actions undertaken by Mr. Klok have been taken to deliberately prevent public disclosure of information demonstrating that Mr. Klok and others have, at a minimum, breached their fiduciary duties and duty of loyalty to the Company. Moreover (a) Mr. Klok’s efforts to prevent public disclosure of these issues constitutes a violation of Federal securities laws with which I strongly disagree and (b) Mr. Klok’s actions are preventing those who are trading in the Company’s securities from having the accurate and current information they require in order to make informed investment decisions.

As a result of the foregoing and the improper actions undertaken by Mark Klok, I am not able to effectively perform the duties for which I was engaged and I hereby resign as an officer and director of Alto Group Holdings, Inc., effectively immediately. Pursuant to Item 5.02 of Item 8-K of the Securities Exchange Act of 1934, as amended, you are required to file a Current Report on Form 8-K within four business days of your receipt of this letter to disclose my resignation and the disagreement with the Company that has led to my resignation.

Very truly yours,

/s/ Randall Appel

Randall Appel